UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
February 25, 2008 (February 19, 2008)

THERAGENICS CORPORATION®
(Exact name of registrant as specified in charter)

Delaware	000-15443	58-1528626
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5203 Bristol Industrial Way
Buford, Georgia 30518
(Address of principal executive offices / Zip Code)

(770) 271-0233
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Executive Compensation

On February 19, 2008, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Theragenics Corporation recommended, and the Board of Directors approved, the following actions relating to executive compensation.  Actions taken with respect to the compensation of M. Christine Jacobs, Chief Executive Officer of the Company, were recommended by the Compensation Committee and approved by the independent Directors of the Company.

Cash bonuses payable under the 2007 Short-Term Incentive Program

Each Executive Officer had an individual target short-term incentive cash bonus opportunity equal to a percentage of base salary as of December 31, 2007.  The target bonus amount for Ms. Jacobs was 50% of base salary, with a minimum bonus opportunity of 0% and a maximum of 100%.  For all other named Executive Officers, the target bonus amount was 35% of base salary, with a minimum bonus opportunity of 0% and a maximum of 70%.  Bonus amounts were prorated for those Executive Officers employed for less than the full year in 2007.  For all named Executives, 70% of the bonus opportunity was based on revenue and earnings per share (“EPS”) or operating profit goals, and 30% was based on individual performance goals.  Based on the assessment of 2007 performance under the 2007 Short-Term Incentive Program, the following cash amounts were earned and are payable to each named Executive Officer:

	2007 Short-Term Incentive Bonus
Executive Officer	Based on Revenue and EPS/Operating profit	Based on individual goals	Total
M. Christine Jacobs	$234,854	$102,551	$337,405
Francis J. Tarallo	92,406	39,750	132,156
Bruce W. Smith	94,149	16,200	110,349
Patrick J. Ferguson	53,872	36,300	90,172
Michael F. Lang	12,678	-	12,678
R. Michael O’Bannon	70,786	25,375	96,161

In addition, discretionary bonuses were approved in recognition of significant contributions to the Company and accomplishments during 2007 beyond those contemplated in the 2007 Short-Term Incentive Program for certain officers, including: $35,000 for Ms. Jacobs for her significant efforts and contributions in protecting Medicare reimbursement levels for prostate brachytherapy; $30,000 for Mr. Tarallo for his additional responsibilities as President of the brachytherapy business; $20,000 for Mr. Smith for his contributions in support of the brachytherapy business and  establishing a strategic acquisition framework; and $17,000 for Mr. Ferguson and $7,322 for Mr. Lang for their contributions in creating the framework for growth in the Company’s surgical products business.

2008 Short-Term Incentive Program

Under the 2008 Short-Term Incentive Program, each named Executive Officer will have a short-term incentive cash bonus opportunity based on financial and individual performance.  The individual target bonus opportunity for Ms. Jacobs is 55% of base salary, with a minimum bonus opportunity of 0% and a maximum of 110%.  The individual target bonus opportunity for the other Executive Officers ranges from 35% to 40% of base salary, with a minimum bonus opportunity of 0% and a maximum of 70% to 80%.

For each named Executive Officer, approximately 30% of the bonus opportunity will be measured against established goals for revenue and earnings before interest, taxes, depreciation and amortization (“EBITDA”); approximately 30% to 35% will be measured against individual performance goals; and approximately 35% to 40% will be at the subjective discretion of the Compensation Committee and Board of Directors.  With respect to Ms. Jacobs, her individual performance goals were reviewed and approved by the Compensation Committee and the independent Directors of the Company.  For the other named Executive Officers, individual performance goals were determined by the Chief Executive Officer and reviewed and approved by the Compensation Committee and Board of Directors.

2008 Long-Term Incentive Program

Each named Executive Officer was granted the following awards under a long-term incentive program for the January 1, 2008 to December 31, 2010 performance period:

Executive Officer	Stock Options	Shares of Restricted Stock	Cash Bonus Opportunity (at Target Amount)
M. Christine Jacobs	67,000	39,000	$175,000
Francis J. Tarallo	34,000	14,000	85,000
Bruce W. Smith	29,000	13,000	75,000
Patrick J. Ferguson	29,000	13,000	75,000
Michael F. Lang	29,000	13,000	75,000
R. Michael O’Bannon	16,000	7,000	40,000

The Stock Option and Restricted Stock Awards were made under the Theragenics Corporation 2006 Stock Incentive Plan.  The incentive stock options have an exercise price of $3.79, equal to the closing price of the Company’s common stock, as quoted by the New York Stock Exchange, on February 19, 2008, the date of grant.  Twenty-five percent (25%) of the Stock Option and Restricted Stock Awards vest annually, commencing on February 19, 2009, provided the Executive remains employed with Theragenics or an affiliate.

Any unvested Stock Options become vested upon the date of the Executive’s termination of employment with Theragenics or an affiliate due to death, disability, or upon a change in control in the Company, as defined in the terms and conditions to the Stock Option Award.

Unvested Restricted Stock becomes vested pro rata based on the number of days elapsed in the vesting period upon termination of employment due to death, disability or by the Company without cause, as defined in the terms and conditions of the Restricted Stock Award.

All unvested Restricted Stock becomes vested upon a change in control of the Company.  Any Stock Options and Restricted Stock that have not become vested as of the date of the Executive’s termination of employment with Theragenics or an affiliate shall be forfeited.

Fifty percent (50%) of the Cash Bonus Opportunity will be based upon the cumulative revenue of the Company for the period 2008 to 2010 (the “Revenue Goal”), and 50% will be based upon the cumulative EBITDA of the Company for the same period (the “EBITDA Goal”), in each case as measured relative to its strategic objectives over the 2008 to 2010 period.  Cumulative threshold, target and maximum amounts have been developed, based on the Company’s strategic plan, and the 2008 Long-Term Cash Bonus Award will be measured and paid according to the following schedules:

	Payout as Percent of Target Amount
Cumulative amount	Revenue Goal	EBITDA Goal
Maximum (or greater)	100%	100%
Target	50%	50%
Threshold	25%	25%
Below threshold	0%	0%

If employment of the Executive with Theragenics or an affiliate is terminated before December 31, 2010 due to death, disability, or is terminated by the Company without cause, the Executive will be entitled to a pro rata cash bonus determined in accordance with the terms of the Award.  If employment is terminated for any other reason before December 31, 2010 (unless a change in control as defined in the Award occurs before then), the cash bonus opportunity will be forfeited.  If a change in control occurs before December 31, 2010, the cash award becomes vested at the target level, provided the Executive is employed by Theragenics or an affiliate as of the date of a change in control.

Executive Officer Salaries

The following annual base salaries for the Company’s named Executive Officers were established effective January 1, 2008:

Executive Officer	Annual Base Salary
M. Christine Jacobs	$535,000
Francis J. Tarallo	295,000
Bruce W. Smith	281,000
Patrick J. Ferguson	252,000
Michael F. Lang	205,000
R. Michael O’Bannon	203,000

Item 9.01          Financial Statements and Exhibits

(c)           Exhibits

Exhibit Number	Document

10.1	Form of Incentive Stock Option Agreement in connection with long-term incentive program

10.2	Form of Restricted Stock Agreement in connection with long-term incentive program

10.3	Form of 2008 Long-Term Cash Bonus Plan in connection with long-term incentive program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THERAGENICS CORPORATION
(Registrant)

Dated: February 25, 2008	By:	/s/ M. Christine Jacobs
M. Christine Jacobs
Chief Executive Officer

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